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                                                                   Exhibit 99.2

                                 INSTRUCTIONS

                          TO REGISTERED HOLDER AND/OR
                        BOOK-ENTRY TRANSFER PARTICIPANT
                           FROM BENEFICIAL OWNER OF

                                ROUNDY'S, INC.

                   8 7/8% Senior Subordinated Notes due 2012

   To Registered Holder and/or Participant of the Book Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated January , 2003 (the "Prospectus") of Roundy's, Inc., a Wisconsin corporation (the
"Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

   This will instruct you, a registered holder and/or Book-Entry Transfer Facility Participant, as to action to be taken by you relating to the Exchange Offer with respect to the $75,000,000 in aggregate principal amount of the Issuer's 8 7/8% Senior Subordinated Notes due 2012 (the "Notes") held by you for the account of the undersigned.

   The aggregate principal amount of the Notes held by you for the account of the undersigned is (fill in amount):

       $        of the 8 7/8% Senior Subordinated Notes due 2012.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [_] TO TENDER Notes held by you for the account of the undersigned in the aggregate principal amount of (fill in amount, if any):

       $        of the 8 7/8% Senior Subordinated Notes due 2012.

      [_] NOT TO TENDER any Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized:

   (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state
of (fill in state)        , (ii) the undersigned is not participating, does not
participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s), (iv) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (v) except as otherwise disclosed in writing herewith, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (vi) that the undersigned is not a broker-dealer tendering securities directly acquired from the Issuer for its own account, and (vii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer;"

   (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

   (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

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                                    SIGN HERE

  Name of beneficial owner(s):
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  Signature(s):
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  Name (please print):
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  Address:
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  Telephone Number:
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  Taxpayer Identification or Social Security Number:
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  Date:
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